                                                                     EXHIBIT 4.7
                                 GLOBAL SECURITY
CUSIP: 832110 AH 3
NO. 001
$75,000,000

         THIS NOTE IS A BOOK-ENTRY SECURITY AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY. THIS NOTE IS EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED HEREIN, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN SUCH LIMITED CIRCUMSTANCES.

         UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, NEW YORK, NEW YORK ("DTC"), TO SMITH INTERNATIONAL, INC. (THE "COMPANY") OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT") AND MAY NOT BE OFFERED OR SOLD IN VIOLATION OF SUCH ACT. THE HOLDER (AND EACH BENEFICIAL OWNER) HEREOF BY ITS ACCEPTANCE HEREOF (OR ACQUISITION OF A BENEFICIAL INTEREST HEREIN), REPRESENTS THAT IT IS ACQUIRING THIS NOTE FOR INVESTMENT AND NOT WITH A VIEW TO ANY SALE OR DISTRIBUTION HEREOF. THIS NOTE (OR ANY BENEFICIAL INTEREST HEREIN) MAY BE TRANSFERRED ONLY PURSUANT TO ONE OF THE FOLLOWING METHODS: (1) TO THE COMPANY OR THE INITIAL HOLDER, (2) SO LONG AS THIS NOTE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER, AS DEFINED IN RULE 144A, THAT IS PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (4) PURSUANT TO ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, IF AVAILABLE, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION.

THIS NOTE AND RELATED DOCUMENTATION MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME TO MODIFY THE RESTRICTIONS ON AND PROCEDURES FOR RESALES AND OTHER TRANSFERS OF THIS NOTE TO REFLECT ANY CHANGE IN APPLICABLE LAW OR REGULATION (OR THE INTERPRETATION THEREOF) OR IN PRACTICES RELATING TO THE RESALE OR TRANSFER OF RESTRICTED SECURITIES GENERALLY. THE HOLDER (AND EACH BENEFICIAL OWNER) OF THIS NOTE SHALL BE DEEMED, BY THE ACCEPTANCE OF THIS NOTE (OR ACQUISITION OF A BENEFICIAL INTEREST HEREIN), TO HAVE AGREED TO ANY SUCH AMENDMENT OR SUPPLEMENT. ALTHOUGH THE INITIAL HOLDER MAY REPURCHASE NOTES, IT IS NOT OBLIGATED TO DO SO.

                            SMITH INTERNATIONAL, INC.

                     FLOATING RATE NOTE DUE OCTOBER 15, 2003

         SMITH INTERNATIONAL, INC., A CORPORATION DULY ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF DELAWARE (THE "COMPANY", WHICH TERM SHALL INCLUDE ANY SUCCESSOR TO THE COMPANY), FOR VALUE RECEIVED, HEREBY PROMISES TO PAY TO CEDE & CO., AS THE NOMINEE OF THE DEPOSITORY TRUST COMPANY, OR REGISTERED ASSIGNS, THE PRINCIPAL AMOUNT OF SEVENTY-FIVE MILLION UNITED STATES DOLLARS ($75,000,000) ON OCTOBER 15, 2003 (THE "MATURITY DATE") AND TO PAY INTEREST AS SET FORTH BELOW ON THE OUTSTANDING PRINCIPAL AMOUNT HEREOF. THIS NOTE WILL BEAR INTEREST FROM OCTOBER 15, 2001, AT THE RATES, DETERMINED QUARTERLY, AS DESCRIBED BELOW. INTEREST SHALL BE PAYABLE QUARTERLY ON JANUARY 15, APRIL 15, JULY 15 AND OCTOBER 15 OF EACH YEAR (EACH, AN "INTEREST PAYMENT DATE"), COMMENCING JANUARY 15, 2002. IF AN INTEREST PAYMENT DATE FALLS ON A DAY THAT IS NOT A BUSINESS DAY, INTEREST WILL BE PAYABLE ON THE NEXT SUCCEEDING BUSINESS DAY WITH THE SAME FORCE AND EFFECT AS IF MADE ON SUCH INTEREST PAYMENT DATE. EACH PERIOD COMMENCING ON AN INTEREST PAYMENT DATE AND ENDING ON THE DAY PRECEDING THE NEXT SUCCEEDING INTEREST PAYMENT DATE IS CALLED AN "INTEREST PERIOD," WITH THE EXCEPTION THAT THE FIRST INTEREST PERIOD SHALL BEGIN ON THE DATE OF THE ISSUANCE OF THIS NOTE AND EXTEND THROUGH JANUARY 14, 2002, THE DAY PRECEDING THE FIRST INTEREST PAYMENT DATE. INTEREST WILL BE PAID TO THE PERSON IN WHOSE NAME THIS NOTE IS REGISTERED AT THE CLOSE OF BUSINESS ON THE 15TH CALENDAR DAY NEXT PRECEDING EACH QUARTERLY INTEREST PAYMENT DATE (THE "REGULAR RECORD DATE").

         THIS NOTE WILL BEAR INTEREST FOR EACH INTEREST PERIOD AT A PER ANNUM RATE DETERMINED BY THE TRUSTEE (AS DEFINED BELOW) OR ITS SUCCESSOR APPOINTED BY THE COMPANY, ACTING AS CALCULATION AGENT (THE "CALCULATION AGENT"). THE INTEREST RATE WILL BE EQUAL TO LIBOR (AS DEFINED BELOW) ON THE SECOND LONDON BUSINESS DAY (AS DEFINED BELOW) IMMEDIATELY PRECEDING THE FIRST DAY OF SUCH INTEREST PERIOD (EACH AN "INTEREST DETERMINATION DATE") PLUS 1.125%; PROVIDED, HOWEVER, THAT IN CERTAIN CIRCUMSTANCES DESCRIBED BELOW, THE INTEREST RATE WILL BE DETERMINED IN AN ALTERNATIVE MANNER WITHOUT REFERENCE TO LIBOR. PROMPTLY UPON SUCH DETERMINATION, THE CALCULATION AGENT WILL NOTIFY THE TRUSTEE OF THE INTEREST RATE FOR THE NEW INTEREST PERIOD.

         FOR PURPOSES OF THIS CALCULATION, "LONDON BUSINESS DAY" IS DEFINED AS A DAY ON WHICH DEALING IN DEPOSITS IN U.S. DOLLARS ARE TRANSACTED, OR WITH RESPECT TO ANY FUTURE DATE, ARE EXPECTED TO BE TRANSACTED, IN THE LONDON INTERBANK MARKET.

         "LIBOR" FOR ANY INTEREST DETERMINATION DATE WILL BE THE OFFERED RATE FOR DEPOSITS IN U.S. DOLLARS HAVING AN INDEX MATURITY OF THREE MONTHS FOR A PERIOD COMMENCING ON THE SECOND LONDON BUSINESS DAY IMMEDIATELY FOLLOWING THE INTEREST DETERMINATION DATE ("THREE MONTH DEPOSITS") IN AMOUNTS OF NOT LESS THAN $1,000,000, AS SUCH RATE APPEARS ON TELERATE PAGE 3750 (AS DEFINED BELOW), OR A SUCCESSOR REPORTER OF SUCH RATES SELECTED BY THE CALCULATION AGENT AND ACCEPTABLE TO THE COMPANY, AT APPROXIMATELY 11:00 A.M., LONDON TIME, ON THE INTEREST DETERMINATION DATE (THE "REPORTED RATE").

         "TELERATE PAGE 3750" MEANS THE DISPLAY DESIGNATED ON PAGE "3750" ON DOW JONES MARKETS LIMITED (OR SUCH OTHER PAGE AS MAY REPLACE THE 3750 PAGE ON THAT SERVICE OR SUCH OTHER SERVICE OR SERVICES AS MAY BE NOMINATED BY THE BRITISH BANKERS' ASSOCIATION FOR THE PURPOSE OF DISPLAYING LONDON INTERBANK OFFERED RATES FOR U.S. DOLLAR DEPOSITS).

         IF THE FOLLOWING CIRCUMSTANCES EXIST ON ANY INTEREST DETERMINATION DATE, THE CALCULATION AGENT SHALL DETERMINE THE INTEREST RATE FOR THIS NOTE AS
FOLLOWS:

         (i) IN THE EVENT THE REPORTED RATE CANNOT BE DETERMINED AS OF APPROXIMATELY 11:00 A.M. LONDON TIME ON AN INTEREST DETERMINATION DATE, THE CALCULATION AGENT SHALL REQUEST THE PRINCIPAL LONDON OFFICES OF EACH OF FOUR MAJOR BANKS IN THE LONDON INTERBANK MARKET SELECTED BY THE CALCULATION AGENT (AFTER CONSULTATION WITH THE COMPANY) TO PROVIDE A QUOTATION OF THE RATE (A "RATE QUOTATION") AT WHICH THREE MONTH DEPOSITS IN AMOUNTS OF NOT LESS THAN $1,000,000 ARE OFFERED BY IT TO PRIME BANKS IN THE LONDON INTERBANK MARKET, AS OF APPROXIMATELY 11:00 A.M. LONDON TIME ON SUCH INTEREST DETERMINATION DATE, THAT IS REPRESENTATIVE OF SINGLE TRANSACTIONS AT SUCH TIME ("REPRESENTATIVE AMOUNTS"). IF AT LEAST TWO RATE QUOTATIONS ARE PROVIDED, THE INTEREST RATE WILL BE THE ARITHMETIC MEAN OF THE RATE QUOTATIONS OBTAINED BY THE CALCULATION AGENT, PLUS 1.125%.

         (ii) IN THE EVENT THE REPORTED RATE CANNOT BE DETERMINED AND THERE ARE FEWER THAN TWO RATE QUOTATIONS, THE INTEREST RATE WILL BE THE ARITHMETIC MEAN OF THE RATES QUOTED AT APPROXIMATELY 11:00 A.M. NEW YORK CITY TIME

                  ON SUCH INTEREST DETERMINATION DATE, BY THREE MAJOR BANKS IN NEW YORK CITY, SELECTED BY THE CALCULATION AGENT (AFTER CONSULTATION WITH THE COMPANY), FOR LOANS IN REPRESENTATIVE AMOUNTS IN U.S. DOLLARS TO LEADING EUROPEAN BANKS, HAVING AN INDEX MATURITY OF THREE MONTHS FOR A PERIOD COMMENCING ON THE SECOND LONDON BUSINESS DAY IMMEDIATELY FOLLOWING SUCH INTEREST DETERMINATION DATE, PLUS 1.125%; PROVIDED, HOWEVER, THAT IF FEWER THAN THREE BANKS SELECTED BY THE CALCULATION AGENT ARE QUOTING SUCH RATES, THE INTEREST RATE FOR THE APPLICABLE PERIOD WILL BE THE SAME AS THE INTEREST RATE IN EFFECT FOR THE IMMEDIATELY PRECEDING INTEREST PERIOD.

         UPON THE REQUEST OF THE HOLDER OF THIS NOTE, THE CALCULATION AGENT WILL PROVIDE TO SUCH HOLDER THE INTEREST RATE IN EFFECT ON THE DATE OF SUCH REQUEST AND, IF DETERMINED, THE INTEREST RATE FOR THE NEXT INTEREST PERIOD.

         ALL PERCENTAGES RESULTING FROM ANY CALCULATION OF THE INTEREST RATE ON THIS NOTE WILL BE ROUNDED, IF NECESSARY, TO THE NEAREST ONE HUNDRED-THOUSANDTH OF A PERCENTAGE POINT, WITH FIVE ONE-MILLIONTHS OF A PERCENTAGE POINT ROUNDED UPWARD (E.G., 9.876545% (OR .09876545) BEING ROUNDED TO 9.87655% (OR .0987655)).

         THE CALCULATION AGENT SHALL, AS SOON AS PRACTICABLE AFTER IT HAS DETERMINED THE INTEREST RATE ON THE NOTES ON EACH INTEREST DETERMINATION DATE, CALCULATE THE AMOUNT OF INTEREST PAYABLE IN RESPECT OF THE FOLLOWING INTEREST PERIOD (THE "INTEREST AMOUNT"). THE INTEREST AMOUNT SHALL BE CALCULATED BY APPLYING THE INTEREST RATE ON THE NOTES TO THE PRINCIPAL AMOUNT OF EACH NOTE OUTSTANDING AT THE COMMENCEMENT OF THE INTEREST PERIOD, MULTIPLYING EACH SUCH AMOUNT BY THE ACTUAL NUMBER OF DAYS IN THE INTEREST PERIOD CONCERNED (WHICH ACTUAL NUMBER OF DAYS SHALL INCLUDE THE FIRST DAY BUT EXCLUDE THE LAST DAY OF SUCH INTEREST PERIOD) DIVIDED BY 360 AND ROUNDING THE RESULTANT FIGURE UPWARDS TO THE NEAREST CENT (HALF A CENT BEING ROUNDED UPWARDS). THE DETERMINATION OF THE INTEREST RATE ON THE NOTES AND THE INTEREST AMOUNT BY THE CALCULATION AGENT SHALL (IN THE ABSENCE OF WILLFUL DEFAULT, BAD FAITH OR MANIFEST ERROR) BE FINAL AND BINDING ON ALL PARTIES.

         NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, THE INTEREST RATE ON THE NOTES SHALL IN NO EVENT BE HIGHER THAN THE MAXIMUM RATE PERMITTED BY NEW YORK LAW, AS THE SAME MAY BE MODIFIED BY UNITED STATES LAW OF GENERAL APPLICATION.

         THIS NOTE IS ONE OF A DULY AUTHORIZED ISSUE OF DEBENTURES, NOTES, BONDS OR OTHER EVIDENCES OF INDEBTEDNESS OF THE COMPANY (HEREINAFTER CALLED THE "SECURITIES") OF THE SERIES HEREINAFTER SPECIFIED, ALL ISSUED OR TO BE ISSUED UNDER AND PURSUANT TO AN INDENTURE DATED AS OF SEPTEMBER 8, 1997 (THE "INDENTURE"), DULY EXECUTED AND DELIVERED BY THE COMPANY AND THE BANK OF NEW YORK, AS TRUSTEE (HEREIN CALLED THE "TRUSTEE") TO WHICH INDENTURE, ALL INDENTURES SUPPLEMENTAL THERETO AND ALL RESOLUTIONS OF THE BOARD OF DIRECTORS ESTABLISHING THE FORM OR TERMS OF ANY SERIES OF SECURITIES, REFERENCE IS HEREBY MADE FOR A DESCRIPTION OF THE RIGHTS, LIMITATIONS OF RIGHTS, OBLIGATIONS, DUTIES AND IMMUNITIES THEREUNDER OF THE TRUSTEE, THE COMPANY AND THE HOLDERS OF THE SECURITIES. THE SECURITIES MAY BE ISSUED IN ONE OR MORE SERIES, WHICH DIFFERENT SERIES MAY BE ISSUED IN VARIOUS AGGREGATE PRINCIPAL AMOUNTS, MAY MATURE AT DIFFERENT TIMES, MAY BEAR INTEREST (IF ANY) AT DIFFERENT RATES, MAY BE SUBJECT TO DIFFERENT REDEMPTION PROVISIONS (IF ANY), MAY BE SUBJECT TO DIFFERENT SINKING, PURCHASE OR ANALOGOUS FUNDS (IF ANY) AND MAY OTHERWISE VARY AS IN THE INDENTURE PROVIDED. THIS NOTE IS ONE OF A SERIES DESIGNED AS THE FLOATING RATE NOTES DUE OCTOBER 15, 2003 (HEREIN CALLED THE "NOTES") OF THE COMPANY, LIMITED INITIALLY IN AGGREGATE PRINCIPAL AMOUNT TO $75,000,000, WITH THE COMPANY HAVING THE OPTION TO ISSUE ADDITIONAL NOTES IN AN UNLIMITED AGGREGATE PRINCIPAL AMOUNT FROM TIME TO TIME AFTER THE ORIGINAL ISSUANCE OF THE NOTES.

         SO LONG AS THIS NOTE REMAINS OUTSTANDING, THE COMPANY SHALL MAINTAIN UNDER APPOINTMENT A CALCULATION AGENT, WHICH SHALL INITIALLY BE THE TRUSTEE, TO CALCULATE THE INTEREST RATE PAYABLE ON THIS NOTE IN RESPECT OF EACH INTEREST PERIOD. IF THE CALCULATION AGENT SHALL BE UNABLE OR UNWILLING TO CONTINUE TO ACT AS CALCULATION AGENT OR IN THE EVENT OF THE CALCULATION AGENT FAILING DULY TO ESTABLISH THE APPLICABLE RATE OF INTEREST FOR ANY INTEREST PERIOD, OR IF THE COMPANY SHALL REMOVE THE CALCULATION AGENT, THE COMPANY SHALL APPOINT ANOTHER LEADING COMMERCIAL OR INVESTMENT BANK ENGAGED IN THE LONDON INTERBANK MARKET TO ACT AS THE CALCULATION AGENT; PROVIDED, HOWEVER, THAT THE CALCULATION AGENT SHALL NOT RESIGN OR BE REMOVED UNTIL ACCEPTANCE OF AN APPOINTMENT BY A SUCCESSOR AS EVIDENCED BY AN APPROPRIATE AGREEMENT ENTERED INTO BY THE COMPANY AND SUCH SUCCESSOR CALCULATION AGENT.

         ALL CERTIFICATES, COMMUNICATIONS, OPINIONS, DETERMINATIONS, CALCULATIONS, QUOTATIONS AND DECISIONS GIVEN, EXPRESSED, MADE OR OBTAINED FOR THE PURPOSES OF THE PROVISIONS HEREOF RELATING TO THE PAYMENT AND CALCULATION OF INTEREST ON THIS NOTE, WHETHER BY THE REFERENCE BANKS (OR ANY OF THEM) OR THE CALCULATION AGENT, SHALL (IN THE ABSENCE OF WILLFUL DEFAULT, BAD FAITH OR MANIFEST ERROR) BE BINDING ON THE COMPANY, THE CALCULATION AGENT AND ALL OF THE HOLDERS AND OWNERS OF BENEFICIAL INTERESTS IN THIS NOTE, AND NO LIABILITY SHALL (IN ABSENCE OF WILLFUL DEFAULT, BAD FAITH OR MANIFEST ERROR) ATTACH TO THE CALCULATION AGENT IN CONNECTION WITH THE EXERCISE OR NON-EXERCISE BY IT OF ITS POWERS, DUTIES AND DISCRETIONS.

         THE COMPANY SHALL CAUSE TO BE KEPT AT AN OFFICE OR AGENCY TO BE MAINTAINED BY THE COMPANY A REGISTER (THE REGISTER MAINTAINED IN SUCH OFFICE BEING HEREIN REFERRED TO AS THE "NOTE REGISTER") IN WHICH, SUBJECT TO SUCH REASONABLE REGULATIONS AS IT MAY PRESCRIBE, THE COMPANY SHALL PROVIDE FOR THE REGISTRATION OF NOTES AND OF TRANSFERS OF NOTES. THE TRUSTEE IS HEREBY APPOINTED "NOTE REGISTRAR" FOR THE PURPOSE OF REGISTERING NOTES AND TRANSFERS OF NOTES AS HEREIN PROVIDED. THE COMPANY MAY APPOINT CO-REGISTRARS AND MAY CHANGE ANY NOTE REGISTRAR OR CO-REGISTRAR WITHOUT NOTICE.

         THE NOTES AND ANY CERTIFICATES FOR NOTES ISSUED IN EXCHANGE FOR NOTES OR A BENEFICIAL INTEREST THEREIN WILL BEAR THE LEGENDS SET FORTH IN THIS NOTE, EXCEPT THAT CERTIFICATED NOTES SHALL NOT BEAR THE FIRST AND SECOND SUCH LEGENDS. THE HOLDER OF A NOTE MAY TRANSFER SUCH NOTE, SUBJECT TO COMPLIANCE WITH THE PROVISIONS OF THE THIRD SUCH LEGEND, AS PROVIDED IN THIS NOTE AND THE INDENTURE. UPON THE TRANSFER, EXCHANGE OR REPLACEMENT OF NOTES BEARING ANY SUCH LEGEND, OR UPON SPECIFIC REQUEST FOR REMOVAL OF ANY SUCH LEGEND ON A NOTE, THE COMPANY WILL DELIVER ONLY NOTES BEARING SUCH LEGEND, OR WILL REFUSE TO REMOVE SUCH LEGEND, AS THE CASE MAY BE, UNLESS THERE IS DELIVERED TO THE COMPANY SUCH SATISFACTORY EVIDENCE, WHICH MAY INCLUDE AN OPINION OF COUNSEL, AS MAY REASONABLY BE REQUIRED BY THE COMPANY THAT NEITHER SUCH LEGEND NOR THE RESTRICTIONS ON TRANSFER SET FORTH THEREIN ARE REQUIRED TO ENSURE COMPLIANCE WITH THE PROVISIONS OF THE SECURITIES ACT.

         IN CASE AN EVENT OF DEFAULT WITH RESPECT TO NOTES, AS DEFINED IN THE INDENTURE, SHALL HAVE OCCURRED AND BE CONTINUING, THE PRINCIPAL HEREOF AND THE INTEREST ACCRUED HEREON, IF ANY, MAY BE DECLARED, AND UPON SUCH DECLARATION SHALL BECOME, DUE AND PAYABLE, IN THE MANNER, WITH THE EFFECT AND SUBJECT TO THE CONDITIONS PROVIDED IN THE INDENTURE.

         THE INDENTURE CONTAINS PROVISIONS WHICH PROVIDE THAT THE COMPANY AND THE TRUSTEE MAY ENTER INTO ONE OR MORE SUPPLEMENTAL INDENTURES AMENDING THE INDENTURE AND THE SECURITIES OF ANY SERIES WITH THE CONSENT OF THE HOLDERS OF AT LEAST A MAJORITY IN PRINCIPAL AMOUNT OF THE OUTSTANDING SECURITIES OF EACH SERIES AFFECTED BY SUCH SUPPLEMENTAL INDENTURE, AND THE HOLDERS OF AT LEAST A MAJORITY IN PRINCIPAL AMOUNT OF THE OUTSTANDING SECURITIES OF ANY SERIES MAY WAIVE (a) ANY PAST DEFAULT UNDER THE INDENTURE WITH RESPECT TO SUCH SERIES AND ITS CONSEQUENCES AND (b) EITHER PAST OR FUTURE COMPLIANCE BY THE COMPANY WITH ANY PROVISION OF SECTIONS 10.4 TO 10.8 OF THE INDENTURE; PROVIDED THAT, WITHOUT THE CONSENT OF EACH HOLDER OF THE SECURITIES OF EACH SERIES AFFECTED THEREBY, AN AMENDMENT OR WAIVER, INCLUDING A WAIVER OF PAST DEFAULTS, MAY NOT: (i) CHANGE THE DUE DATE OF THE PRINCIPAL OF, OR ANY INSTALLMENT OF PRINCIPAL OF OR INTEREST ON, ANY SECURITY, OR REDUCE THE PRINCIPAL AMOUNT THEREOF OR THE RATE OF INTEREST THEREON OR ANY PREMIUM PAYABLE UPON REDEMPTION THEREOF, OR REDUCE THE AMOUNT OF THE PRINCIPAL OF ANY SECURITY THAT WOULD BE DUE AND PAYABLE UPON A DECLARATION OF THE MATURITY THEREOF PURSUANT TO THE INDENTURE, OR CHANGE THE PLACE OF PAYMENT WHERE, OR THE COIN OR CURRENCY IN WHICH, ANY SECURITY OR ANY PREMIUM OR THE INTEREST THEREON IS DENOMINATED OR PAYABLE (OR, IN THE CASE OF CERTAIN SECURITIES WHICH PROVIDE FOR LESS THAN THE ENTIRE PRINCIPAL AMOUNT THEREOF TO BE DUE AND PAYABLE UPON A DECLARATION OF ACCELERATION OF THE MATURITY THEREOF PURSUANT TO THE INDENTURE, REDUCE THE AMOUNT OF PRINCIPAL PAYABLE UPON SUCH A DECLARATION OF ACCELERATION OF THE MATURITY THEREOF), OR IMPAIR THE RIGHT TO INSTITUTE SUIT FOR THE ENFORCEMENT OF ANY SUCH PAYMENT ON OR AFTER THE DUE DATE THEREOF (OR, IN THE CASE OF REDEMPTION, ON OR AFTER THE REDEMPTION DATE), (ii) REDUCE THE PERCENTAGE OF THE PRINCIPAL AMOUNT OF THE OUTSTANDING SECURITIES OF ANY SERIES, THE CONSENT OF WHOSE HOLDERS IS REQUIRED FOR ANY SUCH SUPPLEMENTAL INDENTURE, OR THE CONSENT OF WHOSE HOLDERS IS REQUIRED FOR ANY WAIVER (OF COMPLIANCE WITH THE AFORESAID PROVISIONS OF THE INDENTURE OR DEFAULTS THEREUNDER AND THEIR CONSEQUENCES) PROVIDED FOR IN THE INDENTURE OR (iii) MODIFY ANY OF THE PROVISIONS OF SECTION 5.13, SECTION 9.2 OR SECTION 10.10 OF THE INDENTURE, EXCEPT TO INCREASE ANY SUCH PERCENTAGE OR TO PROVIDE THAT CERTAIN OTHER PROVISIONS OF THE INDENTURE CANNOT BE MODIFIED OR WAIVED WITHOUT THE CONSENT OF THE HOLDER OF EACH OUTSTANDING SECURITY AFFECTED THEREBY.

         IT IS ALSO PROVIDED IN THE INDENTURE THAT, SUBJECT TO CERTAIN CONDITIONS, THE HOLDERS OF AT LEAST A MAJORITY IN PRINCIPAL AMOUNT OF THE OUTSTANDING SECURITIES OF ANY SERIES MAY WAIVE AN EXISTING DEFAULT WITH RESPECT TO THE SECURITIES OF SUCH SERIES AND ITS CONSEQUENCES, EXCEPT A DEFAULT IN THE PAYMENT OF PRINCIPAL OF (OR PREMIUM, IF ANY) OR INTEREST ON ANY SECURITY OF SUCH SERIES OR IN RESPECT OF A COVENANT OR PROVISION OF THE INDENTURE WHICH CANNOT BE MODIFIED OR AMENDED WITHOUT THE CONSENT OF THE HOLDER OF EACH OUTSTANDING SECURITY OF SUCH SERIES AFFECTED. UPON ANY SUCH WAIVER, SUCH DEFAULT SHALL CEASE TO EXIST, AND ANY EVENT OF DEFAULT ARISING THEREFROM SHALL BE DEEMED TO HAVE BEEN CURED, FOR EVERY PURPOSE OF THE INDENTURE; BUT NO SUCH WAIVER SHALL EXTEND TO ANY SUBSEQUENT OR OTHER DEFAULT OR IMPAIR ANY RIGHT CONSEQUENT THERETO.

         NO REFERENCE HEREIN TO THE INDENTURE AND NO PROVISION OF THIS NOTE OR OF THE INDENTURE SHALL ALTER OR IMPAIR THE OBLIGATION OF THE COMPANY, WHICH IS ABSOLUTE AND UNCONDITIONAL, TO PAY THE PRINCIPAL OF AND INTEREST ON THIS NOTE IN THE MANNER, AT THE PLACE, AT THE RESPECTIVE TIMES, AT THE RATE AND IN THE COIN OR CURRENCY HEREIN PRESCRIBED.

         THE NOTES ARE ISSUABLE ONLY IN FULLY REGISTERED FORM, WITHOUT COUPONS, IN DENOMINATIONS OF $1,000 AND ANY WHOLE MULTIPLE THEREOF.

         THE NOTES ARE NOT REDEEMABLE BEFORE THE MATURITY DATE.

         THE COMPANY SHALL HAVE NO OBLIGATION TO REDEEM, PURCHASE OR REPAY THE NOTES PURSUANT TO A MANDATORY REDEMPTION, SINKING FUND OR ANALOGOUS PROVISION OR AT THE OPTION OF A HOLDER THEREOF.

         AT THE COMPANY'S OPTION, EITHER (i) THE COMPANY SHALL BE DEEMED TO HAVE BEEN DISCHARGED FROM ITS OBLIGATION WITH RESPECT TO THE NOTES ON THE 91ST DAY AFTER THE APPLICABLE CONDITIONS SET FORTH IN SECTION 13.2 OF THE INDENTURE HAVE BEEN SATISFIED ("DEFEASANCE") OR (ii) THE COMPANY SHALL CEASE TO BE UNDER ANY OBLIGATION TO COMPLY WITH ANY TERM, PROVISION OR CONDITION SET FORTH IN SECTION 10.4, SECTION 10.5, SECTION 10.6, SECTION 10.7 AND SECTION 10.8 OF THE INDENTURE WITH RESPECT TO THE NOTES AND CERTAIN RESTRICTIVE COVENANTS AT ANY TIME AFTER THE APPLICABLE CONDITIONS SET FORTH IN SECTION 13.2 OF THE INDENTURE HAVE BEEN SATISFIED ("COVENANT DEFEASANCE"); DEFEASANCE OR COVENANT DEFEASANCE SHALL BE ACCOMPLISHED AS PROVIDED IN AND IN COMPLIANCE WITH THE PROVISIONS OF SECTION
13.2 OF THE INDENTURE.

         UPON DUE PRESENTMENT FOR REGISTRATION OF TRANSFER OF THIS NOTE AT THE OFFICE OR AGENCY OF THE COMPANY IN NEW YORK, NEW YORK, A NEW NOTE OR NOTES OF AUTHORIZED DENOMINATIONS FOR AN EQUAL AGGREGATE PRINCIPAL AMOUNT WILL BE ISSUED TO THE TRANSFEREE IN EXCHANGE THEREFOR, SUBJECT TO THE LIMITATIONS PROVIDED IN THE INDENTURE, WITHOUT CHARGE EXCEPT FOR ANY TAX OR OTHER GOVERNMENTAL CHARGE IMPOSED IN CONNECTION THEREWITH.

         THE COMPANY, THE TRUSTEE AND ANY AGENT OF THE COMPANY OR THE TRUSTEE MAY DEEM AND TREAT THE REGISTERED HOLDER HEREOF AS THE ABSOLUTE OWNER OF THIS NOTE (WHETHER OR NOT THIS NOTE SHALL BE OVERDUE AND NOTWITHSTANDING ANY NOTATION OF OWNERSHIP OR OTHER WRITING HEREON), FOR THE PURPOSE OF RECEIVING PAYMENT OF, OR ON ACCOUNT OF, THE PRINCIPAL HEREOF AND, SUBJECT TO THE PROVISIONS HEREOF, INTEREST HEREON, AND FOR ALL OTHER PURPOSES, AND NEITHER THE COMPANY NOR THE TRUSTEE NOR ANY AGENT OF THE COMPANY OR THE TRUSTEE SHALL BE AFFECTED BY ANY NOTICE TO THE CONTRARY.

         NO RECOURSE UNDER OR UPON ANY OBLIGATION, COVENANT OR AGREEMENT OF THE COMPANY IN THE INDENTURE, ANY INDENTURE SUPPLEMENTAL THERETO OR IN ANY NOTE, OR BECAUSE OF ANY INDEBTEDNESS EVIDENCED THEREBY, SHALL BE HAD AGAINST ANY INCORPORATOR, STOCKHOLDER, OFFICER OR DIRECTOR, AS SUCH, PAST, PRESENT, OR FUTURE, OF THE COMPANY OR OF ANY SUCCESSOR CORPORATION, EITHER DIRECTLY OR THROUGH THE COMPANY OR ANY SUCCESSOR CORPORATION, UNDER ANY RULE OF LAW, STATUTE OR CONSTITUTIONAL PROVISION OR BY THE ENFORCEMENT OF ANY ASSESSMENT OR BY ANY LEGAL OR EQUITABLE PROCEEDING OR OTHERWISE, ALL SUCH LIABILITY BEING EXPRESSLY WAIVED AND RELEASED BY THE ACCEPTANCE HEREOF AND AS PART OF THE CONSIDERATION FOR THE ISSUE HEREOF.

         THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

         PURSUANT TO A RECOMMENDATION PROMULGATED BY THE COMMITTEE ON UNIFORM SECURITY IDENTIFICATION PROCEDURES, THE COMPANY HAS CAUSED A CUSIP NUMBER TO BE SET FORTH ON THIS NOTE AS A CONVENIENCE TO THE HOLDER HEREOF. NO REPRESENTATION IS MADE AS TO THE ACCURACY OF SUCH NUMBER AND RELIANCE MAY BE PLACED ONLY ON THE OTHER IDENTIFYING INFORMATION SET FORTH HEREON.

         THIS NOTE SHALL NOT BE VALID OR BECOME OBLIGATORY FOR ANY PURPOSE UNTIL THE CERTIFICATE OF AUTHENTICATION HEREON SHALL HAVE BEEN MANUALLY SIGNED BY THE TRUSTEE UNDER THE INDENTURE.

         IN WITNESS WHEREOF, SMITH INTERNATIONAL, INC. HAS CAUSED THIS INSTRUMENT TO BE SIGNED MANUALLY OR BY FACSIMILE BY ITS DULY AUTHORIZED OFFICER AND HAS CAUSED ITS CORPORATE SEAL TO BE AFFIXED HEREUNTO OR IMPRINTED HEREON.

DATED: OCTOBER, 2001


                                                SMITH INTERNATIONAL, INC.



                                              BY: /s/ MARGARET K. DORMAN
                                                  -----------------------------
                                              NAME:  MARGARET K. DORMAN
                                              TITLE: SENIOR VICE PRESIDENT AND
                                                     CHIEF FINANCIAL OFFICER






       /s/ NEAL S. SUTTON
       ---------------------------------------
NAME:  NEAL S. SUTTON
TITLE: SENIOR VICE PRESIDENT--ADMINISTRATION,
       GENERAL COUNSEL AND SECRETARY

                          CERTIFICATE OF AUTHENTICATION


         THIS IS ONE OF THE SECURITIES OF THE SERIES DESIGNATED PURSUANT TO THE WITHIN-MENTIONED INDENTURE.


                                                THE BANK OF NEW YORK, AS TRUSTEE



                                                BY: /s/
                                                    ----------------------------
                                                    AUTHORIZED SIGNATORY

                    DATE OF AUTHENTICATION: OCTOBER 15, 2001

                                   ASSIGNMENT


FOR VALUE RECEIVED, THE UNDERSIGNED SELLS, ASSIGNS AND TRANSFERS THIS NOTE TO

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                   (PRINT OR TYPE TRANSFEREE'S NAME, ADDRESS,
                    ZIP CODE AND SOCIAL SECURITY OR TAXPAYER
                          IDENTIFICATION NUMBER ABOVE)

AND IRREVOCABLY APPOINT _________________________ AGENT TO TRANSFER THIS NOTE ON THE BOOKS OF THE COMPANY. THE AGENT MAY SUBSTITUTE ANOTHER TO ACT FOR HIM.



DATED:
       ----------------

                     YOUR SIGNATURE:
                                    --------------------------------------------
                                    NOTICE: THE SIGNATURE(S) ON THIS ASSIGNMENT
                                    MUST CORRESPOND IN EVERY PARTICULAR WITH THE
                                    NAME(S) OF THE REGISTERED OWNER(S) APPEARING
                                    ON THE FACE OF THE NOTE.


                                    --------------------------------------------
                                    SIGNATURE


SIGNATURE GUARANTEED BY:


--------------------------------------------
NOTICE: SIGNATURE MUST BE GUARANTEED BY AN
"ELIGIBLE GUARANTOR INSTITUTION" MEETING THE
REQUIREMENTS OF THE FISCAL AGENT, WHICH
REQUIREMENTS WILL INCLUDE MEMBERSHIP OR
PARTICIPATION IN STAMP OR SUCH OTHER
SIGNATURE GUARANTY PROGRAM AS MAY BE
DETERMINED BY THE FISCAL AGENT IN ADDITION
TO, OR IN SUBSTITUTION FOR, STAMP, ALL IN
ACCORDANCE WITH THE SECURITIES EXCHANGE ACT
OF 1934, AS AMENDED.


IN CONNECTION WITH ANY TRANSFER OF ANY OF THIS NOTE, THE UNDERSIGNED CONFIRMS THAT SUCH NOTE IS BEING TRANSFERRED IN ACCORDANCE WITH ITS TERMS.




CHECK ONE BOX BELOW


                  (1)      [ ]      TO THE COMPANY; OR

                  (2)      [ ]      PURSUANT TO AN EFFECTIVE REGISTRATION
                                    STATEMENT UNDER THE SECURITIES ACT OF 1933;
                                    OR

                  (3)      [ ]      INSIDE THE UNITED STATES TO A "QUALIFIED
                                    INSTITUTIONAL BUYER" (AS DEFINED IN RULE
                                    144A UNDER THE SECURITIES ACT OF 1933) THAT
                                    PURCHASES FOR ITS OWN ACCOUNT OR FOR THE
                                    ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER
                                    TO WHOM NOTICE IS GIVEN THAT SUCH TRANSFER
                                    IS BEING MADE IN RELIANCE ON RULE 144A, IN
                                    EACH CASE PURSUANT TO AND IN COMPLIANCE WITH
                                    RULE 144A UNDER THE SECURITIES ACT OF 1933;
                                    OR

                  (4)      [ ]      OUTSIDE THE UNITED STATES IN AN OFFSHORE
                                    TRANSACTION WITHIN THE MEANING OF REGULATION
                                    S UNDER THE SECURITIES ACT IN COMPLIANCE
                                    WITH RULE 904 UNDER THE SECURITIES ACT OF
                                    1933; OR

                  (5)      [ ]      PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM
                                    REGISTRATION UNDER THE SECURITIES ACT OF
                                    1933.

                  UNLESS ONE OF THE BOXES IS CHECKED, THE TRUSTEE WILL REFUSE TO REGISTER THIS NOTE IN THE NAME OF ANY PERSON OTHER THAN THE REGISTERED HOLDER THEREOF; PROVIDED, HOWEVER, THAT IF BOX (4) OR (5) IS CHECKED, THE TRUSTEE MAY REQUIRE, PRIOR TO REGISTERING ANY SUCH TRANSFER OF THIS NOTE, SUCH LEGAL OPINIONS, CERTIFICATIONS AND OTHER INFORMATION AS THE COMPANY HAS REASONABLY REQUESTED TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933, SUCH AS THE EXEMPTION PROVIDED BY RULE 144 UNDER SUCH ACT.

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              TO BE COMPLETED BY PURCHASER IF (3) ABOVE IS CHECKED.

                  THE UNDERSIGNED REPRESENTS AND WARRANTS THAT IT IS PURCHASING THIS NOTE FOR ITS OWN ACCOUNT OR AN ACCOUNT WITH RESPECT TO WHICH IT EXERCISES SOLE INVESTMENT DISCRETION AND THAT IT AND ANY SUCH ACCOUNT IS A "QUALIFIED INSTITUTIONAL BUYER" WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT OF 1933, AND IS AWARE THAT THE SALE TO IT IS BEING MADE IN RELIANCE ON RULE 144A AND ACKNOWLEDGES THAT IT HAS RECEIVED SUCH INFORMATION REGARDING THE COMPANY AS THE UNDERSIGNED HAS REQUESTED PURSUANT TO RULE 144A OR HAS DETERMINED NOT TO REQUEST SUCH INFORMATION AND THAT IT IS AWARE THAT THE TRANSFEROR IS RELYING UPON THE UNDERSIGNED'S FOREGOING REPRESENTATIONS IN ORDER TO CLAIM THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144A.

DATED:
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                                  NOTICE: TO BE EXECUTED BY AN EXECUTIVE OFFICER